Termination Notice of the Power of Attorney

[        ] (ID Card No. :[           ]) authorized [      ] (ID Card No. :[                  ]) designated by Detian Yu Biotechnology(Beijing) Co. Limited  (德天御生态科技（北京）有限公司) (hereinafter referred to as “Trustee”) to solely exercise all the voting rights as shareholder of [Jinzhonglongyue Investment Consulting Service Co., Ltd. (晋中龙跃投资咨询服务有限公司) (hereinafter referred to as “Jinzhonglongyue”)][Beijing Jundaqianyuan Investment Management Co., Ltd. ( 北京君大乾元投资管理有限公司) (hereinafter referred to as “Jundaqianyuan”)], including but not limited to recommending and electing directors, general manager and other senior management officers at the shareholders’ meeting of [Jinzhonglongyue][Jundaqianyuan] as the authorized representative of [           ] within 10 years after the issuance of the said Power of Attorney on November 16, 2010.

[     ] hereby withdraws the abovementioned appointment and authorization and the Power of Attorney shall be terminated as of the date of this withdrawal. Upon termination, all actions conducted by Trustee in the name of authorized representative of shareholder of [Jinzhonglongyue][Jundaqianyuan], if any, shall bear no relation to [                ] who will not be responsible for such conducts.

[            ] has been informed of and consented to such withdrawal of appointment and authorization.

[                  ] (signature):

[                 ] (signature):

Date:  December 20, 2011